Form C

Cover Page

Name of issuer:

COCINA CON CORAZON CORP.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 11/6/2018

Physical address of issuer:

55 Cook Ave
Yonkers NY 10701

Website of issuer:

http://www.emersons-southburger.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

400,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $400,000; interests will be sold in increments of $1.

Target offering amount:

$400,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$800,000.00

Deadline to reach the target offering amount:

5/25/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$100.00	$0.00
Cash & Cash Equivalents:	$100.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

COCINA CON CORAZON CORP.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Marshall Dean	Business development, management.	Cocina Con Corazon Corp.	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Marshall Dean	President	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Carlos Barba Martin	750.0 Common Stock	50.0
Marshall Dean	303.0 Common Stock	20.2

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The revenue we are projecting could not be reached and it could have a significant impact our ability to pay our expenses and debt.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

As a newly formed entity, the Company has no revenue. The expected revenue is based on the historical performance of our Mexican location and that may not be the case for this one.

There is competition from other established restaurants in the market. Some have more marketing resources. Attracting and retaining customers could have challenges and difficulties..

The product we are offering could not be well received by the market which could impact our revenues.

The time and costs to open our restaurant could run over significantly resulting in opening delay and affect the start of generating income.

If we can't raise $400,000 total in this Wefunder raise, then we will be unable to afford a location for a restaurant.

We do not yet have a location secured, which may make this a risky investment for investors.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$400,000**

Use of Proceeds: 65% Restaurant Equipment and Installations, 5% towards Hiring, 5% Inventory, 10% Working Capital, 4% Pre-opening Expenses, 3% Marketing, 3% Permits and Fees, 5% WeFunder Fees

If we raise: **$600,000**

Use of Proceeds: 65% Restaurant Equipment and Installations, 5% towards Hiring, 5% Inventory, 10% Working Capital, 4% Pre-opening Expenses, 3% Marketing, 3% Permits and Fees, 5% WeFunder Fees

If we raise: **$800,000**

Use of Proceeds: 65% Restaurant Equipment and Installations, 5% towards Hiring, 5% Inventory, 10% Working Capital, 4% Pre-opening Expenses, 3% Marketing, 3% Permits and Fees, 5% WeFunder Fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principal on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2.0x their principal investment (the repayment amount) , provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $150,000.00 of the fundraise will receive 2.25x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	1500	1500	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFEs, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes holds no position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Acclaimed gourmet wood-fired burgers inspired by neighborhoods from around the world! Our burgers and seasoned fries are the stars of our menu and we want to bring them to America. We're in the process of expanding to Brooklyn and are fundraising to make our burger dreams a reality!

We want to be the go-to place for a gourmet burger and a meticulously curated craft beer selection. We hope to franchise eventually and plan to start by opening our first US location in Brooklyn in the first semester of 2019 (that's why we're fundraising!). In 2020 we'll open our second location in Manhattan, and in five years time hope to have 10 locations in metropolitan areas in the U.S. - and we don't want to stop there!

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

COCINA CON CORAZON CORP. was incorporated in the State of New York in November 2018.

Since then, we have:

- Since 2011 our Mexican restaurants were ranked between the top 7 restaurants in Guadalajara, Mexico by TripAdvisor, 4.5/5 with 1,000+ reviews
- For our Mexican restaurants we have 48,000+ followers on Facebook, rating 4.6/5 with 4,000+ reviews
- Our other entity is ranked no. 1 burger joint in Guadalajara on FourSquare, 9.4/10 with 4,000+ reviews

Historical Results of Operations

Our company was organized in November 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended November 13, 2018, the Company had revenues of $0.
- *Assets.* As of November 13, 2018, the Company had total assets of $100, including $100 in cash.
- *Net Income.* The Company has had net income of $0 for 2018.
- *Liabilities.* The Company's liabilties totaled $0 for 2018.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 18 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

COCINA CON CORAZON CORP. cash in hand is $100, as of November 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 6 months.

The company has just been formed and the purpose is to receive funding to become operational and secure a location. We have $250k committed already, but need the remaining $400k in order to secure the location. Up to that point, we will be funding on our own any expenses we incur. Our revenues and expenses will not increase until we receive the funding we need. In lieu of a successful Wefunder campaign, we will aim to secure private investors and will talk to ten restaurant venture capital groups in New York. We currently have the equipment for the restaurant and suppliers lined up. Our goal is to run the Wefunder campaign until Spring time, and if we raise the $400k, we will secure the location, spend one month fitting it out and then open in the summer of 2019. While they cannot be guaranteed, our projections for Y1 are $1.95million in revenues. This projection is based on our current restaurants in Mexico, adjusted to pricing in Brooklyn. The location we anticipate will have 70-74 seating capacity. We currently have revenues in the Mexican entity and restaurants, as well as branding and a menu. Nothing has officially been shared between the two entities, but the Mexican entity can support the US entity if required.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://pigspearls.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

INVEST IN EMERSON'S SOUTHBURGER BY PIG'S PEARLS

maximum target met

$0

raised of $0 maximum target from 0 investors

Gourmet burgers by Pig's Pearls GDL MEX make their way to Brooklyn!

Acclaimed gourmet wood-fired burgers inspired by neighborhoods from around the world! Our burgers and seasoned fries are the stars of our menu and we want to bring them to America. We're in the process of expanding to Brooklyn and are fundraising to make our burger dreams a reality!

CEO
We have a lifelong passion for burgers and entrepreneurial projects successfully delighting our customers in our restaurants.



Why you may want to invest

1. Since 2011 ranked between the top 7 restaurants in Guadalajara, Mexico by TripAdvisor, 4.5/5 with 1,000+ reviews
2. 48,000+ followers on Facebook, rating 4.6/5 with 4,000+ reviews
3. Ranked no. 1 burger joint in Guadalajara on FourSquare, 9.4/10 with 4,000+ reviews
4. Google rating 4.6/5 with 3,000+ reviews
5. Opened in 2011, moved to larger place in 2012. In 2016 increased our seating capacity to 110.
6. Thanks to our success, we've been able to open three additional restaurant projects in Guadalajara: Guilty, Shelter and Lutecia. And now we're coming to the US!
7. Featured in Phaidon's 2018 book "Where To Drink Beer"

$ 100 min

REMIND ME (1)

What you are investing in

Revenue Share

5% of revenues

~~2.0X~~ **2.25X** payback multiple

Secured revenue share

The company will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 100% on top.

Earning a return

Learn more about revenue shares

Investor perks

$250+
Emerson's Jaguar logo sticker, limited WeFunder edition coffee mug and $25 coupon for food and drinks.

$500+
Emerson's Jaguar logo t-shirt and sticker, limited WeFunder edition coffee mug and $50 coupon for food and drinks.

$1,000+
Emerson's Jaguar logo sweatshirt and sticker, limited WeFunder edition coffee mug and $100 coupon for food and drinks.

$2,500+
Emerson's Jaguar logo sweatshirt, t-shirt and sticker, limited WeFunder edition coffee

Our Ambition

We want to be the go-to place for a gourmet burger and a meticulously curated craft beer selection. We hope to franchise eventually and plan to start by opening our first US location in Brooklyn in the first semester of 2019 (that's why we're fundraising!). In 2020 we'll open our second location in Manhattan, and in five years time hope to have 10 locations in metropolitan areas in the U.S. - and we don't want to stop there!

- Emerson_s_Menu.pdf
- _Pro_Forma_Operating_Budget.pdf
- Mon-Wed_Weekly_Sales_Forecast.pdf
- Thu-Sat_Weekly_Sales_Forecast.pdf
- Considerations_and_Break_Even_Analysis.pdf
- Revenue_Share_Repayment.pdf

pigspearls.com

Guadalajara, Jalisco

mug and $250 coupon for food and drinks.

$5,000+
Invite to the pre-opening, friends and investors-only dinner party (food and drinks) with a behind-the-scenes tour with the founding team. Four tickets per investor. Jaguar logo sweatshirt, t-shirt and sticker, limited WeFunder edition coffee mug and $500 coupon for food and drinks.

$10,000+
Invite to the pre-opening, friends and investors-only dinner party (food and drinks) with a behind-the-scenes tour with the founding team. Eight tickets per investor. Two Jaguar logo sweatshirt, two t-shirts and stickers, two limited WeFunder edition coffee mug and $1000 coupon for food and drinks.

see less

food

Why I Like Emerson's Southburger by Pig's Pearls

> *Everything was exquisite, the flavors were original and every hamburger had the best combination of ingredients.*

Isabela Fernandez
CUSTOMER

THE BUZZ ABOUT EMERSON'S SOUTHBURGER BY PIG'S PEARLS

This is by far the best burger I have had since moving to Mexico. In fact this may be the best burger I've ever had, and the fries....good god man the fries!!!!

Sasparilli88

Customer

This place has a good variety of food, but if these guys do not have the best burger I have ever tasted, it is at least a top 5. And believe me, I have tried burgers in many places around the world.

Adrian S.

Customer

Ok, first of all, some reviews criticize this place for small portions. Let me start by saying, I have been to probably a few hundred restaurants between SF (Bay Area) and NYC. Well, mi amiga (1 out of 20 Spanish words I know) took me to this spot, since she knows burgers are the way to my heart. I ordered the Croquetas de jaiba (crab cakes), Cordero (Hamburger), and the new draft special "California." Well here's the problem, it was so good, I almost ate my finger and the plate.

Michael A.

Customer

One of the best burgers we've had! Right up there with Gordon Ramsay's BRGR in Vegas. Perfectly cooked, lots of flavor, and a lot of interesting options. Good selection of local and domestic craft beers as well.

Sandra L.

Customer

Wooww talking about burgers!!! This is still my favorite burger place, I truly miss it. The portobello is delicious and not to mention the chimichurri sauce!! The beer that we had was perfect combination with our burgers that in fact was a recommendation from the waiter.

Nidia427

Customer

The burgers here are insane. The whole ambiance of this place is very hipster and cool. The lamb burger was tender and juicy and the vegetarian burger was packed with flavor. The fries are hand-done and really great. Nice selection of craft beers from around Mexico too - some that I'd never tried before. If I lived in Guadalajara I would be here every weekend.



Laura Bronner

Customer

God did not rest on the seventh day, he took it as an excuse to work on the recipes delivered by this restaurant. My personal favorite is the Maple, fantastic combination of flavors and the ingredients are looked after to detail. Everybody wants tacos and tortas when visitng Guadalajara but this place should be obligatory.



Pablo Mont

Customer

Mexico es un pais con comida altamente autoctona, todo sabe "mexicano". Excepto cuando pides un descanso y decides comerte una hamburguesa en Pig Pearls! El sabor de la carne es delicioso! Las hamburguesas estan hechas al grill lo cual le da un sabor bien rustico, super casero. El pan es tierno y los condimentos con su picante justo. Amantes de las burgers, si estan en Guadalajara no dejen de visitar PIG PEARLS Y deleitarse con una buena hamburguesa!

Camila Maria Lavalle

Customer

The hamburger proposal in Mexico was poor... Two years later I found salvation in what used to be a bookstore on the corner of a quiet street in the middle of the American avant-garde neighborhood, in Guadalajara. They called it Pig's Pearls and they served the best burgers I've ever tasted... Now, celebrating its fifth anniversary, Pig's Pearls has established itself as a local institution and helped fuel the rise of gourmet burgers. It is consistently ranked first and fifth in the TripAdvisor ranking of the 816 restaurants in Guadalajara and was recently named the best hamburger establishment in the city in a survey of 21 chefs, critics and culinary bloggers.



Duncan Tucker

Writer for the VICE Munchies Blog

...Una de las mejores experiencias gastronomicas de la ciudad. El sabor de todo era simplemente perfecto: la carne, el tocino, la cebolla y los aderezos. La carne esta un buen punto: ni demasiado cocida ni demasiado cruda... Despues de tan deliciosa cena si que me senti feliz; todo lo que esperaba del lugar se cumplio: buena comida, buen servicio y buen ambiente. Y algo que no me esperaba: buen precio. Por 85 pesos pude disfrutar de una hamburguesa gourmet... Definitivamente ir a las Pig's Pearls fue una de las mejores experiencias que he tenido en Guadalajara, y dandome cuenta de la especie de boom que estan teniendo las hamburguesas gourmet en la ciudad, ahora estoy ansioso por asistir a lo que podria ser la competencia.

El Sibarita

Food Blog

No fuimos en busca de tequila ni ojitos pispiretos, sino de las mejores hamburguesas de la ciudad. Afortunadamente logramos nuestra mision al toparnos con Pig's Pearls, las grandes joyas de Guadalajara. Pig's Pearls tiene una gran variedad de hamburguesas hechas con pan artesanal y carne 100% exquisita. Para acompanar estas perlas, Pig's Pearls nos tiene una gama de cervezas artesanales mexicanas inigualable (puedes pedirle al mesero que te recomiende un buen maridaje). Esta fabulosa experiencia no puede cerrar sin un postre, asi que te recomendamos que sacrifiques un poquito la dieta y pruebes la panacotta de jocoque con miel de lavanda, un pequeno pedacito de cielo.

Dramas de Casa

Food and Lifestyle Blog

Y no es una hamburgesa comun, sino una de Pig Pearls, uno de los restaurantes preferidos de los foodies tapatios, famoso por su propuesta culinaria que hace a un lado todo lo fast food que caracteriza este platillo tipico de las grandes franquicias... Pig´s Pearls no solo deleita paladares exigentes, sino tambien espiritus con ganas de degustar el sabor de una bebida extraordinaria, amorosamente fabricada. Asi que si vienes a Guadalajara, no dudes en probar las delicias de este lugar que se encuetra en la calle General Coronado #79, en la zona Chapultepec

Visit Guadalajara

City Website and Blog

El sabor, son de las mejores hamburguesas que he probado en la ciudad, con una relacion calidad/precio bueno, variedad de cervezas artesanales y otras bebidas.

GDL Fin de Semana

Guadalajara Food Blog

Pigs Pearls - Foodie Mexico

Pigs Pearls Somos fanaticos del diseno y la musica, por lo que creamos espacios acogedores en donde se puede pasar un rato agradable ya sea en pareja, con amigos o con la familia Nosotros como equipo Pig's Pearls buscamos dar una atencion calida

August 30, 2018 @ foodiemexico.com

Pig's Pearls | Mexico Desconocido

Pig's Pearls se distingue por vender unicamente cervezas artesanales mexicanas asi como en implementar ingredientes de productores locales, apoyando asi las nuevas propuestas en el mercado. Es perfecto para comer kebabs, ensaladas y

August 30, 2018 @ mexicodesconocido.com.mx

Pig's Pearls

Tapatios (natives of Guadalajara) rave about the burgers here - there are a dozen to choose from - so who are we to argue? Sit in the convivial open terrace in fine weather or move behind to the small but perfectly formed bar. A small selection of

July 26, 2018 @ lonelyplanet.com

Pig's Pearls

Read 998 tips and reviews from 10001 visitors about burgers, authentic and good for groups. "The lamb burger out of space great French fries amazing..."

July 26, 2018 @ foursquare.com

Best Guadalajara Restaurants: A Foodie Guide to Guadalajara Mexico

From street food to burgers to fine dining- Guadalajara restaurants have something for everyone! This guide will help you decide where to eat in Guadalajara during your visit. It details the best Guadalajara restaurants for any budget! Click here to read

May 18, 2018 @ foodieflashpacker.com

Pig Pearls - Visita Guadalajara

¡Adios fast food tradicional! Hola cebolla caramelizada, 160 gramos de sirloin a la parrilla, envueltos en tocino deliciosamente laqueados con miel de maple, entre pan de trigo con centeno. Manjar inspirado en el Rundstuck warm, como solian llamarle al

March 24, 2018 @ guadalajaramidestino.com

The Best Guadalajara Restaurants - Playas y Plazas

Are you looking for the best restaurants in Guadalajara? Well look no further. I've compiled a list of the hottest places in the Guadalajara restaurant scene. These are the Guadalajara restaurants that are guaranteed to delight. Ofelia Bistro There is

February 6, 2018 @ playasyplazas.com

The Top 10 Restaurants in Chapultepec, Guadalajara

Restaurant with Rooms, Italian, $$$ Chef Luigi Capurro opened this Italian restaurant in Guadalajara in 1973. Since then it has established itself as one of the best places to eat in the city. The fillet beef is outstanding. The traditional Argentinian grill is very

June 22, 2017 @ theculturetrip.com

MUNCHIES

Hamburguesas deliciosas y cerveza artesanal en Pig's Pearls de Guadalajara

All photos by Ulises Ruiz Basurto. Como muchos turistas, cuando me mude a Mexico en 2009 estaba infinitamente fascinado con la diversidad, la complejidad y los sabores increiblemente atrevidos de la cocina regional. Pero despues de unos meses
August 25, 2016 @ munchies.vice.com

The Tequila Files

This Guadalajara restaurant has raised Mexico's burger and craft beer game

Like most visitors, when I first moved to Mexico in 2009 I was endlessly fascinated by the diversity, the complexity, and the incredibly bold flavors of the local cuisine. But after a few months away from home, you sometimes just want a nice meaty burger
August 24, 2016 @ thetequilafiles.com

MPC MESA PARA CUANTOS.

TOP 5 de Hamburguesas en Guadalajara

Reunimos a 21 Expertos de Guadalajara para que nos mencionaran su Top 5 de Hamburguesas en la ciudad ¿Cual fue la ganadora?
July 28, 2016 @ mesaparacuantos.com

AMAPOLA CULTURA

Pig's Pearls. Lunch & Dinner Bar

Restaurante Pig's Pearls General Coronado #79 Guadalajara, MX. Pigspearls.com Local abierto a la creatividad y la experimentacion culinaria. Especialistas en kababs y hamburguesas bajo el concepto de Slow Food. Platillo estrella: Hamburguesa de
September 23, 2013 @ amapolacultura.com

Our Origins: 2 Cousins in Guadalajara, Mexico

We opened our first restaurant in a tiny 800 square foot location in 2011. We always wanted to open a business together and after many years of working in the industry we were able to get this started. We're passionate about gourmet burgers, supporting local farmers, small businesses and building a community.



Oscar (C), Carlos (R)



Our tiny first location!

Growing in Guadalajara

Turns out, we served burgers people just couldn't get enough of and expanded to larger location in 2012. Word of mouth kept spreading and we outgrew that location too, expanding to now seat 110 people. We currently run three restaurants and are ready to bring our burgers to the U.S.!


PIG'S PEARLS

Now: Brooklyn or Bust

Creating community is as important to us as preparing the best burgers. That's why we are expanding to the Williamsburg neighborhood in Brooklyn and bringing our burgers with us! We've done months of market research and found Williamsburg to be the ideal location for us to enter the U.S. market.



Whats makes our burgers sooo good?

We have a few "secrets" - for example, we wood fire our burgers, giving them a distinct & delicious flavor. We also use local ingredients and pride ourself on freshness and quality. Oh, and then there is the fry seasoning...





We Don't Serve Fast Food, We Serve Great Food as Fast as We Can!

Our menu is an eclectic blend of gourmet burgers, specialty drinks, delicious desserts, and a lot in between - from Korean wings to crab croquettes!



















Projections & Numbers

We're looking to raise up to $800K to bring our burgers to Brooklyn. We need to raise a minimum of $400K to secure our lease and runway for four months. We'll use 60% of the funds to build out the restaurant, 10% for working capital, 10% for inventory, 10% for hiring employees, and 10% for marketing.

Yearly Total	Weekly Total	Monday	Tuesday
Food: $1,271,905 Beverage: $678,800 Total: $1,950,705	Food Sales: $25,438.10 Beverage: $13,576 Total: $39,014.10	Food Sales: $3,166 Beverage: $1,456 Total: $4,622	Food Sales: $3,166 Beverage: $1,456 Total: $4,622

Wednesday	Thursday	Friday	Saturday
Food Sales: $3,166 Beverage: $1,456 Total: $4,622	Food Sales: $3,950 Beverage: $2,070 Total: $5,970.50	Food Sales: $4,984.50 Beverage: $2,770 Total: $7,734.50	Food Sales: $6,769.50 Beverage: $4,200 Total: $10,969.50

Meet the Founders



Marshall Dean

CEO

We have a lifelong passion for burgers and entrepreneurial projects successfully delighting our customers in our restaurants.



Carlos Barba Martin

Co-owner and Chef

Part of collaborative and independent projects in Guanajuato, Guadalajara, Valle de Bravo, Tequila

Interview

– COLLAPSE ALL

WF: What is Emerson's Southburger?

ES: Emerson's Southburger is the name for our US restaurants where we bring our Pig's Pearls acclaimed burger menu to diners. We elaborate with a mixture of different flavors from different kitchens from around the world. We have influences from Italy, South America, and Canada. We present our hamburgers in a very complete way using very fresh ingredients, which we source directly from small agricultural suppliers. We're very focused on helping out the small, local producer and guaranteeing the freshness of our product. Also, we are are big supporters of quality small craft breweries.

WF: How did the business get started?

ES: The business was started back in 2011 by two cousins, Carlos Barba and Oscar Martin. They traveled through diverse parts of the world and decided to venture off into their own business. Carlos had been working as a chef and advisor, developing menus for restaurants that were going through changes. He partnered with Oscar, and they opened a little restaurant in what is called the American neighborhood in Guadalajara, close to the US Consulate, which they named Pig's Pearls. Modest in decoration, the focus was really on the kitchen and the star of the menu: gourmet burgers. The investment was placed in the ingredients more than the furniture and decor, presenting the diner with an exceptionally good quality burger and impeccable service. Marshall Dean was a very important participant and promoter since the beginning.

WF: How has the business grown since then?

ES: In 2012, we moved to a new, larger location. In 2016, we expanded that same location to its present capacity for 110 diners. Sales have increased from around 220,000 in the first year to a little bit over $1.4 million last year, and this year we'll be closing in at around $1.5 million, as we basically operate at max capacity.

That growth has enabled us to open up three more restaurants to date: Guilty, Shelter and Lutecia, all in Guadalajara as well.

WF: How much revenue are each of those restaurants doing?

ES: Guilty is focused on being a bar with finger food, next door to the original, Pig's Pearls. That one is doing about $780,000 to close to $800,000 this year. Shelter is a smaller-scale restaurant, and the menu is very sophisticated. We're going to be closing at around $650,000 for 2018. Lutecia is our newest member and is a specialty restaurant and wine bar, exclusively for 25 diners. We opened summer 2018 and expect to close around $240,000 this year.

WF: Tell us about your plans for bringing the concept to the US.

ES: Our plan for the US is to open our first restaurant here in the neighborhood of Williamsburg in Brooklyn, New York. We're looking for a place that can have a seating capacity of around 70 diners simultaneously. We've been doing research about different neighborhoods for the last nine months. We feel that Williamsburg is exactly the right fit, very similar to the area where we started in Mexico, because there are a lot of younger crowds. The average age there is 28.7 years old. A lot of hipsters. A lot of art scene. That's the target audience for our restaurant.

WF: Have you already found a specific location in the neighborhood?

ES: We have two locations that we're currently looking at. We're evaluating. We need to have a dual hood system for gas and for wood, because one of the signature marks of our cuisine is that we broil our hamburgers in wood. It's a special type of wood that gives the meat a particular flavor which has been very well-received by our diners.

We have to look at the location to make sure that we can put the system in place, because usually, there's just one in place, for gas. That's a factor, and it's an expensive part of the kitchen, so we're looking at something that can be adaptable that allows us to put the other hood system in without any limitations.

WF: What does the menu look like?

ES: Of course, the star of our menu are our gourmet burgers, ranging from beef, pork, lamb, cheese, mushroom or shrimp, with vegan and gluten free options.

Our menu features what we call sharing food. There will be some changes at the restaurant in the US, but I'll tell you what we have in Mexico. We have wings. We have little crab cakes. We have bone marrow, which is very, very popular. We have french fries, which are seasoned with our particular seasoning and get glowing reviews. We have panela frita, which is a soft Mexican cheese that's breaded with panko and comes with a dehydrated tomato chimichurri sauce served on top of fresh arugula and harissa sauce. Then, we have a mushroom pizza pan. Those dishes are all for sharing. I told you that we have the wings in Mexico. The wings are not as popular as in the States, so it's more like a novelty in Mexico, but here, we're going to be substituting that, since everybody has it.

WF: What kind of price points are you going to be targeting at the Brooklyn restaurant?

ES: We're setting the price for our starting hamburger, which is a full-serve hamburger with either a salad or fries, at $15. The prices goes up to $19 for our shrimp and Gruyere cheese burger. We also have a lamb burger. So, our range is between $15 and $19, which is within the market range, because out here, they just quote for the hamburger. They'll quote $14 for the burger, but then the fries and everything else are extra. Our entrees range between $8 and $12, and our desserts are between $8 and $11.

WF: Do you have a projection for the revenue you'd bring in for a meal?

ES: Yes, we did all our projections. We've separated weekly lunch consumption versus dinner consumption, and then we have weekend consumption, which is Friday and Saturday, versus the rest of Monday through Thursday, which is different. For the whole week, we have an average check for lunch of $19.40 for food and $12 for beverage. The weekly average for dinner is $20.25 for food and $14 for beverages.

WF: How much revenue do you need to make and how many customers do you need in order to start breaking even?

ES: Our projected yearly sales total is $1.95 million, and our breakeven analysis is at $1,493,000 for the year. So, that's a net operating margin of 23%. With $1.95 million in revenue, we're looking at 1,234 customers a week, with an average spend of around $33 per customer. That's 176 customers a day.

We're also including takeout in those numbers. We're looking at having an occupancy ratio of 2.4 Monday through Wednesday, 2.6 on Thursday, 3.3 on Friday, and 4.5 on Saturday. We're closed on Sunday.

WF: Do those occupancy rates compare to other neighborhoods in Williamsburg?

ES: Yes. We try to be conservative with our data. In the area in Williamsburg, there's also a chain called Bareburger, which will definitely be one of our competitors. They have a seating capacity of around 100, and they advertise that their average sales per year per store is $2.5 million.

I can't tell you the number of hours we've walked so many different areas with our counters, just checking different times of the day to see how many people are going in and coming out, Monday, Tuesday, Wednesday, Thursday, every single day. We're pretty confident that our projected numbers are very reachable in that particular neighborhood.

WF: How do they compare with Pig's Pearls in Guadalajara?

ES: These are actually lower than the occupancy ratio that we have in Guadalajara, where some some days of the week we have an occupancy rate close to seven.

WF: In terms of competition, you mentioned Bareburger. How many establishments do they have, and how do you differentiate yourselves from them?

ES: They currently have at least 39 locations in the States. They started here in Queens in 2009, I believe. Now, they have 39 locations in the States. They have one in Japan. They have one in Germany. They have one in the United Arab Emirates. Some of them are company-owned; some of them are franchised.

They use terms like organic, all-natural, fresh, and so forth. Maybe 10 years ago when they started to use it, it jumped off the menus. But now, everybody is using the same terms. What differentiates us from them is definitely our flavors, I think, and the contrast that we're not a traditional hamburger.

If you compare Bareburger's hamburgers to the ones at Burger Village, which is another chain from New York, they would be very similar. I don't think it would be so easy to find something that is comparable to our hamburgers. We break from the traditional mold. For example, we guarantee our meats to be a "one animal" meat, not a mixture from several animals.

Also, we're very big on local, small-batch craft beers. We've been named the restaurant that has the best craft beers in the whole country of Mexico because we work a lot with the small guys and try to have our restaurant be a forum for them to showcase their products. We do the same for small vineyards. We don't sell any major labels. We try to be very local in each market.

WF: Assuming the certification in Williamsburg goes well, do you have plans to expand in the US and create a chain as well in multiple locations?

ES: Yes. Our goal is to be running two restaurants by the second or third year. Our next location will be in Manhattan, once we've learned the ropes of operating within the hectic New York City area. Then definitely, we'll be looking at getting close to a venture capital firm. That's why we're going to be working very, very hard. We do work as hard in Mexico and keep our numbers very tight, in terms of our costs and maintaining our margins. We have no doubt that we have all the systems, work processes, and procedures in place to be an attractive investment opportunity for a big funnel like that to come in and invest heavily so that we can experience some fast growth in a period of five years.

Our goal would be to make this the one restaurant where they have a chain in the States where the hamburger is the star. We want to be that first chain out there.

WF: How are you going to get the word out and market the restaurant?

ES: We've gotten in touch with a lot of people who are in the restaurant business, promoters, trendsetters, and so forth. There are a bunch of online website publications that will be advertising the opening of the restaurant, and we'll be getting close to PR companies and hopefully getting some good people to assist with publicity. We'll be marketing through social media and reaching out to the restaurant community that's on the web, like Eater, and there's one called Brklyn, which is Brooklyn without the Os. It's a big website that is focused on the restaurant industry here and what's happening in all of Brooklyn.

One location that we're looking at is in front of the largest cinemas in Williamsburg. The population there is 74,000 people per square mile. A subway station is three blocks away. Whole Foods is two blocks away. The Apple Store is two blocks away. There is very heavy foot traffic there. We plan on doing advertising on the bus stops and the metro stops, so people who are walking maybe three blocks away will be aware that we're in existence very close by.

WF: Tell us a little bit about the team and your background and qualifications.

ES: Carlos is spearheading the kitchen and the project. He is Mexican. He will be coming and staying here for the first six months when we get the restaurant up and running. He'll be bringing his sous chef from Mexico, who will be staying to continue the training of the kitchen personnel. I became involved with him in 2012.

My background is in international business and trade. I was in manufacturing for 13 years in Mexico, exporting to all of Latin America, Europe, and Southeast Asia. I also have a background in the restaurant business. I operated a Subway franchise for four years with a partner in Guadalajara.

Right now, I'm also into the food, acting as a broker here in the States.

I wholesale strawberries, raspberries, blackberries, and cranberries from the state of Michoacan in Mexico, and I sell them at the Hunts Points Market here in the Bronx.

My wife, Vanessa Martin, is also joining the team. She'll probably be a little bit more focused on the running of the kitchen, but since she has so much experience in the front of the house, she'll be able to support and help out there as well. She was a restaurant manager for four years for a large Argentine restaurant in Guadalajara. She studied hotel management and had experience working in the '90s here at the Waldorf Astoria in New York and also was a manager at the Las Alamandas Hotel. That's a very small boutique hotel between Puerto Vallarta and Manzanillo in Mexico.

WF: There's a big difference between the consumer in Guadalajara versus Brooklyn. What gives you confidence that the same concepts, flavors, and dishes will do as well in New York as they have done in Guadalajara?

ES: Firstly, we're talking hamburgers. This is a food item that's very immersed in the American culture. It's part of the American way of life.

Secondly, Mexicans have not traditionally been as fond of putting reviews on websites as Americans are. So, a lot of our comments are from Americans. As I mentioned, we're three blocks away from the US Consulate, so a lot of the Americans who work there come to our restaurant. We have more than 1,000 reviews on Trip Advisor, and many of them are from Americans expressing surprise because they found the best hamburger they've had in their life in Mexico. Hundreds of people from the States give us extremely positive comments.

We're very confident in our flavors and our proposal. We believe that a diner is looking for good food and a good environment, and I think they'll like the formula that we're presenting.

RISKS

1 The revenue we are projecting could not be reached and it could have a significant impact our ability to pay our expenses and debt.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Emerson's Southburger by Pig's Pearls is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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